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8987391  03218123

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ______________________


        Date of Report (Date of earliest event reported):  APRIL 6, 2005


                               THE GSI GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                                      37-0856587
                         333-43089     (I.R.S. Employer
                (Commission File Number)     Identification No.)


             1004 E. ILLINOIS STREET, ASSUMPTION, ILLINOIS          62510
     (Address  of  Principal Executive Offices)                       (Zip Code)

      Registrant's Telephone Number, Including Area Code:    (217) 226-4421


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.01.   CHANGES  IN  CONTROL  OF  REGISTRANT

(B)

The stockholders of The GSI Group, Inc., a Delaware corporation (the "Company"), have entered into a Stock Purchase Agreement, dated as of April 6, 2005 (the "Purchase Agreement"), with GSI Holdings Corp., a Delaware corporation ("Purchaser"), pursuant to which the stockholders of the Company (the "Selling Stockholders") have agreed to sell all of the issued and outstanding shares of voting and non-voting common stock of the Company (the "Shares") to Purchaser. Purchaser is an affiliate of Charlesbank Equity Fund V, Limited Partnership, a Massachusetts limited partnership ("Charlesbank").

In connection with the consummation of the transaction, it is expected that the Company will refinance or amend its senior credit facility and its 10 % senior subordinated notes due 2007.

The consummation of the transaction, which is expected to occur in May 2005, is subject to customary conditions, including the receipt of any required antitrust approvals or clearances. The transaction is also subject to the Company and Purchaser receiving financing.

On April 12, 2005, the Company issued a press release concerning the proposed transaction, a copy of which is attached as Exhibit 99.1.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Financial  Statements  of  Business  Acquired

Not  Applicable.

(b)     Pro  Forma  Financial  Information

Not  Applicable.

(c)     Exhibits


Item  No.     Description.
---------     -----------

99.1     Company  press  release  dated  April  12,  2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE  GSI  GROUP,  INC.


                                    By:  /s/  Russell  C.  Mello_____
                                         ----------------------------
                                           Name:  Russell  C.  Mello
Date:  April  12,  2005                    Title:  Chief  Executive  Officer




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